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                                                                  EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1992 Stock Option Plan, as amended, and the 1992 Employee Stock Purchase Plan, as amended, of Catalytica, Inc. of our report dated January 27, 1998, with respect to the consolidated financial statements and schedule of Catalytica, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



San Jose, California                     ERNST & YOUNG LLP
June 26, 1998